As filed with the Securities and Exchange Commission on May 8, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THERAVANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3265960
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

901 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

THERAVANCE, INC.

2004 Equity Incentive Plan

(Full title of the Plan)

BRADFORD J. SHAFER

Senior Vice President, General Counsel and Secretary

THERAVANCE, INC.

901 Gateway Boulevard

South San Francisco, California 94080

(Name and address of agent for service)

(650) 808-6000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Rights to Purchase Common Stock	3,500,000	N/A	N/A	N/A

Common Stock, $0.01 par value	3,500,000 shares	$32.74	$114,590,000	$3,517.91

(1)                                  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Theravance, Inc.

(2)                                  Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the Common Stock of Theravance, Inc. on May 3, 2007, as reported on the Nasdaq Global Market.

PART II

Information Required in the Registration Statement

Item 3     Incorporation of Documents by Reference

Theravance, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)                                  The Registrant’s Form 10-K filed with the SEC, together with any and all amendments thereto, in which there are set forth audited financial statements for the Registrant’s fiscal year ended December 31, 2006;

(b)                                 The Registrant’s Current Reports on Form 8-K filed with the SEC on February 20, 2007, February 21, 2007 and April 30, 2007; and

(c)                                  The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-30319 on Form 8-A filed with the SEC on September 27, 2004, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.             Description of Securities

Not Applicable.

Item 5.             Interests of Named Experts and Counsel

Bradford J. Shafer, Senior Vice President, General Counsel and Secretary of the Registrant, is an executive officer of the Registrant and has received options to purchase common stock under the 2004 Equity Incentive Plan.

Item 6.             Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article VI of the Registrant’s bylaws provides for mandatory indemnification of its directors and officers and those serving at the Registrant’s request as directors, officers, employees or agents of other organizations to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s amended and restated certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the Registrant and its stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains liability insurance for its directors and officers

Item 7.             Exemption from Registration Claimed

Not Applicable.

Item 8.             Exhibits

Exhibit Number	Exhibit
4

Instrument Defining Rights of Stockholders.  Reference is made to Theravance, Inc.’s Registration Statement No. 000-30319 on Form 8-A, which is incorporated herein by reference under Item 3(c) of this Registration Statement.

5	Opinion and consent of Bradford J. Shafer, Esq.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Bradford J. Shafer, Esq. is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9.             Undertakings

A.            The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2004 Equity Incentive Plan.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on this 8th day of May, 2007.

THERAVANCE, INC.

By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Theravance, Inc., a Delaware corporation, do hereby constitute and appoint Rick E Winningham, Bradford J. Shafer and Michael W. Aguiar, and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/	Rick E Winningham	Chief Executive Officer and Director	May 8, 2007
	Rick E Winningham	(Principal Executive Officer)

Executive Vice President, Finance and
/s/	Michael W. Aguiar	Chief Financial Officer (Principal	May 8, 2007
	Michael W. Aguiar	Financial and Accounting Officer)

/s/	P. Roy Vagelos, M.D.	Chairman of the Board	May 8, 2007
P. Roy Vagelos, M.D.

/s/	Jeffrey M. Drazan	Director	May 8, 2007
Jeffrey M. Drazan

/s/	Robert V. Gunderson, Jr.	Director	May 8, 2007
Robert V. Gunderson, Jr.

/s/	Arnold J. Levine, Ph.D.	Director	May 8, 2007
Arnold J. Levine, Ph.D.

/s/	Eve E. Slater, M.D., F.A.C.C.	Director	May 8, 2007
Eve E. Slater, M.D., F.A.C.C.

/s/	William H. Waltrip	Director	May 8, 2007
William H. Waltrip

/s/	George M. Whitesides, Ph.D.	Director	May 8, 2007
George M. Whitesides, Ph.D.

/s/	William D. Young	Director	May 8, 2007
William D. Young

EXHIBIT INDEX

Exhibit Number	Exhibit
4

Instrument Defining Rights of Stockholders. Reference is made to Theravance, Inc.’s Registration Statement No. 000-30319 on Form 8-A, which is incorporated herein by reference under Item 3(c) of this Registration Statement.

5	Opinion and consent of Bradford J. Shafer, Esq.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Bradford J. Shafer, Esq. is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.